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                                                                    Exhibit 23.2
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CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in this Amendment No. 1 to the
Registration Statement of Keane, Inc. on Form S-3 (Registration No. 333-66937) of our report dated March 3, 1998, on our audits of the consolidated financial statements of Keane, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K of Keane, Inc. for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                        /s/ PricewaterhouseCoopers LLP
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                                        PricewaterhouseCoopers LLP

Boston, Massachusetts

February 10, 1999